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      W. R. BERKLEY CORPORATION
      165 MASON STREET, P.O. BOX 2518
      GREENWICH, CONNECTICUT  06836-2518
      (203) 629-3000

         NEWS
        RELEASE

CONTACT: John D. Vollaro
                  President and Chief Operating Officer
                  W. R. Berkley Corporation
                  (203) 629-3038


                        W.R. BERKLEY CORPORATION EXPECTS
                          LOWER SECOND-QUARTER EARNINGS

         GREENWICH, CT., June 24, 1998 -- W.R. Berkley Corporation, (NASDAQ:
BKLY), today announced it expects that significant storm activity and intense ongoing price competition will produce second-quarter 1998 earnings that will be approximately ten percent below the level reported for the same quarter a year ago.

         A company spokesman noted: "While we continue to develop and exploit opportunities that generate growth, intense price competition continues to erode underwriting margins. Our objective will continue to be the maintenance of a strong balance sheet and adequate loss reserves which are critical to the creation of long-term value for our shareholders."

         W.R. Berkley Corporation is a holding company which, through its subsidiaries, does business in all segments of the property casualty insurance business. The operating units are grouped for management purposes in five segments according to market served: Regional Property Casualty Insurance, Reinsurance, Specialty Insurance, Alternative Markets and International.
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